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                                 EXHIBIT 5.01
           OPINION OF DOUGLAS L. WILSON, P.C., REGISTRANT'S COUNSEL


Law Offices
THE WILSON LAW FIRM
ATTORNEYS & COUNSELORS-AT-LAW
- -----------------------------



DOUGLAS L. WILSON                                            680 SANCTUARY ROAD
                                                     NAPLES, FLORIDA 34120-4837
                                                     VOICE & FAX (941) 657-5003
                                                  INTERNET:  WILSON@PEGANET.COM


September 13, 1996

SECURITIES AND EXCHANGE COMMISSION
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20006

     RE:  Equity Growth Systems, inc.

Gentlemen:

     This opinion is given in connection with the filing of registration number 33-_____ (the "Registration Statement") filed with the United States Securities and Exchange Commission, as it pertains to 200,000 shares of Equity Growth Systems, inc.'s (the "Registrant") common stock, $0.001 par value, to be issued to Diversified Corporate Consulting Group, LLC, pursuant to the terms of a consulting agreement.

     Certain terms used in this opinion characterized by initial capital letters have the meaning set forth in the Registration Statement. We have examined the originals and copies of corporate instruments, certificates and other documents of the Registrant and interviewed representatives of the Registrant to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. A major portion of our investigation of the Registrant involved review of 34 Act reports heretofore filed by the Registrant, the information contained therein having been presumed to be accurate.





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    Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 10
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SECURITIES AND EXCHANGE COMMISSION
September 13, 1996
Page 2



     In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Registrant. We have also provided a draft of this opinion to the Registrant's transfer agent with a request that it examine it for factual inaccuracies based on its records, and if any where found to call such inaccuracies to our attention. No inaccuracies have been brought to our attention.

     We have also reviewed the corporate law of the State of Delaware, the only law on which this opinion is based. However, we call to your attention that we are not admitted to practice in such state. Most specifically we have focused on Section 152 and 153 of the Delaware General Corporation Law (as published at 3 Corporation Statutes 442-K, Aspen Law & Business, updated through July of
1996).

     Based on the foregoing, we are of the opinion that the 200,000 shares of the Registrant's common stock referred to in the Registration Statement will, upon issuance, be fully paid and non-assessable and there is no personal liability to the owners thereof.

     This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared or provides all required disclosure.

                               Very truly yours,

                              THE WILSON LAW FIRM


                             s/Douglas L. Wilson/s





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    Form S-8 Registration Statement, Equity Growth Systems, Inc., Page 11